EXHIBIT 99.1

Industrial Distribution Group Announces New Senior Vice President and Chief Information Officer

Michael Brice Joins IDG as CIO

     ATLANTA, Jan. 6 /PRNewswire-FirstCall/ -- Industrial Distribution Group, Inc. (Nasdaq: IDGR) one of the top MROP (maintenance, repair, operation and production) companies in America, announced today that Michael Brice has joined the company in the role of Senior Vice President and Chief Information Officer (CIO). In his role as CIO, Mr. Brice will lead all strategic and technical aspects of IDG's corporate-wide information technology (IT) and communications systems.

     Among his many activities as CIO, Mr. Brice will focus initially on the implementation of IDG's IT strategy, which involves the standardization of multiple IT systems leading to a common operational platform. The operational efficiencies gained by this implementation will enable IDG to better support the emerging needs of their customers by leveraging knowledge, resources, and capabilities across the entire company.

     "Michael joins IDG at a time when IT is rapidly becoming an integral component of our competitive advantage to provide enhanced customer intimacy. His ability to successfully implement our IT strategy will greatly improve our productivity and leverage IT as an overall part of our business strategy," said Andrew Shearer, president and CEO of IDG. "His experience in building global IT systems that support business strategy is unique in our industry. The combination of his expertise in business strategy, operational process improvements, and systems integration will help IDG strengthen our position as the premier provider of value-added services in the MROP marketplace."

     Prior to joining IDG, Mr. Brice was a Partner at Unisys, leading a business and IT strategy management consulting practice. Before Unisys, Mr. Brice held senior management positions at Collaborex and Booze Allen & Hamilton, where he successfully led global technology initiatives. Additionally, Brice served four years active duty as an officer in the United States Marine Corps.

     Mr. Brice will be based at IDG's headquarters in Atlanta.

     About IDG

     Industrial Distribution Group, Inc. (Nasdaq: IDGR) is a nationwide products and services company that creates a competitive advantage for customers. The company provides outsourced maintenance, repair, operating, and production ("MROP") procurement, management, and application expertise. IDG also provides an array of value-added services and other arrangements, such as Flexible Procurement Solutions(TM) (FPS). These solutions emphasize and utilize IDG's specialized knowledge in product applications and process improvements to deliver documented cost savings for customers. In addition, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and can supply virtually any other MROP product that its customers may require.

     IDG has four operating divisions organized into regional responsibility areas. IDG serves over 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including General Electric Company, Borg-Warner Inc., Ford Motor Company, Duracell Corporation, and The Boeing Company. The company currently has a presence in 43 of the top 75 manufacturing markets in the United States.

     Flexible Procurement Solutions(TM)

     IDG's Flexible Procurement Solutions(TM) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer's bottom line.

     In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Forms 10-K, Forms 10-Q, filed by the Company under the caption "Certain Factors Affecting Forward Looking Statements," or any 8-K filed or furnished by the company each of which is incorporated herein by reference.

For Additional Information, Contact:
Jack P. Healey
Senior Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2010
www.idglink.com